                                                                    Exhibit 10.6
                                  AMENDMENT TO
                               THE SCOTTS COMPANY
                   2003 STOCK OPTION AND INCENTIVE EQUITY PLAN
                        AWARD AGREEMENT FOR NONDIRECTORS

                  On November 19, 2003, Robert F. Bernstock (the "Executive") received a grant of freestanding stock appreciation rights. This grant was evidenced by an Award Agreement issued by The Scotts Company (the "Company") and by an acknowledgement executed by the Executive.

                  Subsequent to issuance of the Award Agreement, the Executive and the Company have entered into an Employment Agreement and Covenant Not To Compete as of October 1, 2004 (hereinafter, including any successor to, or renewal of, such agreement, called the "Employment Agreement"). Pursuant to Paragraph 3(k) of the Employment Agreement, the Award Agreement of November 19, 2003 is hereby amended.

                  1. Section 1.00 [1][a] is hereby amended in the entirety, to read as follows:

                           "If your employment is terminated by the Company for
                  "Cause" or you resign other than due to "Constructive Termination", in each case as such terms are defined in the Employment Agreement and Covenant Not To Compete between you and the Company that is effective October 1, 2004 (or in any successor to, or renewal of, such agreement) (the "Employment Agreement"), the Award may expire earlier than its Expiration Date as provided in the Plan based on those events; or"

                  2. Section 2.00 of the Award Agreement is hereby amended in the entirety, to read as follows:

                  "2.00 CANCELLATION OF AWARDS BY COMPANY. Except as otherwise specifically provided in this Award Agreement, your Award shall be noncancellable, unless you consent in writing."

                  3. Section 3.00 is hereby amended in the entirety, to read as follows:

                  "3.00 AMENDMENT/TERMINATION. We may amend or terminate the Plan at any time, but we may not cancel or terminate your Award without your written consent, except as otherwise specifically provided in this Award Agreement. Your Award shall vest, become exercisable, or mature, as applicable, in the event of your termination of employment by the Company for any reason other than for "Cause", or in the event you resign following "Constructive Termination," in each case as such terms are defined in the Employment Agreement."

                  4. Except as amended hereby, the Award Agreement shall remain in full force and effect.

                  5. This Amendment shall be effective October 1, 2004.


GRANTEE                                              THE SCOTTS COMPANY


      /s/ Robert F. Bernstock                              /s/ Denise Stump
-------------------------------             ------------------------------------
Robert F. Bernstock                         Denise Stump

(date signed)   11/03/04                    (date signed)      11/03/04
               ----------------                          -----------------------